EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4, of our report dated March 29, 2006 relating to the financial statements of Ampal-American Israel Corporation, which is included in the Ampal-American Israel Corporation’s Annual Report on Form 10-K for the year ended December 31, 2005. We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ Kesselman & Kesselman CPAs (Isr) A member of Pricewaterhouse Coopers International Limited

March 29, 2006